SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): October 1, 1997

                  Charter Municipal Mortgage Acceptance Company
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               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                                    --------
                 (State or other Jurisdiction of Incorporation)

              1-13237                             13-3949418
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      (Commission File Number)       (IRS Employer Identification Number)

                     625 Madison Avenue, New York, NY 10022
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 421-5333
                                                           --------------

                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report


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Item 2.    Acquisition and Disposition of Assets
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      On October 1, 1997, as part of the settlement of class action litigation known as Prudential Securities Inc. Limited Partnership Litigation, MDL No. 1005, Summit Tax Exempt Bond Fund, L.P., Summit Tax Exempt II L.P., and Summit Tax Exempt III, L.P., three limited partnerships (the "Partnerships") co-sponsored by Prudential Bache Properties, Inc. ("PBP") and affiliates of Related Capital Company ("RCC"), consolidated (the "Consolidation") to form Charter Municipal Mortgage Acceptance Company, a Delaware Business Trust ("CharterMac") which will specialize in the financing of tax-exempt multifamily housing. Pursuant to the Consolidation, CharterMac issued shares to all partners in each of the Partnerships and commenced trading on the American Stock Exchange on October 1, 1997, under the stock symbol "CHC". There are 20,586,383 shares currently outstanding. The terms of the consolidation are more fully described in CharterMac's Solicitation Statement dated June 18, 1997 which was previously distributed to all partners of the Partnerships. (the "Solicitation Statement")

      CharterMac is governed by a board of five managing trustees, three of whom are affiliated with RCC, and CharterMac has engaged Related Charter LP, an affiliate of RCC, (the "Manager") to manage its day to day affairs. The Manager will provide to CharterMac substantially the same services that were provided to the Partnerships by the general partners. The Manager will also serve as the general partner of CharterMac for tax purposes. As part of the Consolidation, the Manager acquired PBP's general partner interest in each of the Partnerships, and contributed one half of such interest back to the Partnerships prior to the Consolidation.

      For financial accounting and reporting purposes, the Consolidation is being accounted for using the purchase method of accounting. Under this method, the Partnership with the investor group receiving the largest ownership in CharterMac, in this case Summit Tax Exempt II L.P., is deemed to be the acquirer. As the surviving entity for accounting purposes, Summit Tax Exempt II L.P.'s assets and liabilities will be recorded by CharterMac at their historical cost, with the assets and liabilities of the other Partnerships recorded at their estimated fair values, using the adjusted net asset value (the "Net Asset Value") for each Partnership as set forth in the Solicitation Statement.

      CharterMac is an infinite life entity which may issue additional debt and equity securities. CharterMac will originate, acquire and hold for investment, tax exempt bonds, the proceeds of which will finance and refinance the development and ownership of multifamily housing on a national basis. CharterMac owns investments in 33 tax exempt bonds formerly held by the Partnerships and has a Net Asset Value of approximately $308.8 million, or $14.95 a share. CharterMac currently has outstanding debt of 6.5% of total Net Asset Value and may incur leverage up to 50% of its total market value (as defined in the Solicitation Statement). CharterMac is designed to provide quarterly tax-exempt distributions to shareholders based upon the amount of cash available for distribution. The distributions are expected to commence after the end of the first fiscal quarter after October 1, 1997. The initial level of distribution has not yet been determined.

      CharterMac is widely held, with no investor holding more than two percent of outstanding shares.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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(a).  Financial Statements
      --------------------

      Not Applicable

(b).  Pro Forma Financial Information
      -------------------------------

      Not Applicable

(c).  Exhibits
      --------

      99.1 October 1, 1997 Press Release "Related Capital Launches Tax-Exempt Bond Trust to Finance Development of Multifamily Housing"


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Charter Municipal Mortgage Acceptance
                                    Company
                                    (Registrant)

                                    BY:   /s/ Alan P. Hirmes
                                          ------------------
                                          Alan P. Hirmes
                                          Managing Trustee

      October 14, 1997

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